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                                                                     EXHIBIT 3.1



                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 SYNQUEST, INC.

                                   ARTICLE I.

                  The name of the corporation (the "Corporation") is SynQuest, Inc.

                                  ARTICLE II.

                  The purposes for which this Corporation is to be formed are as follows:

                  To engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such approval first being obtained.

                                  ARTICLE III.

                  The Corporation's initial registered office is located in Gwinnett County at Waterford Centre, 5555 Triangle Parkway, Suite 350, Norcross, Georgia 30092. The Corporation's initial registered agent at that office is Mark
R. Simcoe.

                                   ARTICLE IV.

                             [INTENTIONALLY OMITTED]

                                   ARTICLE V.

                  The mailing address of the initial principal office of the Corporation is Waterford Centre, 5555 Triangle Parkway, Suite 350, Norcross, Georgia 30092.

                                   ARTICLE VI.

                  (a) The aggregate number of shares which the Corporation shall have the authority to issue:

                           (i) 100,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), such shares to have such rights as are enumerated in Article VII of these Articles of Incorporation; and

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                           (ii)     16,000,000 shares of Preferred Stock, $0.01
                  par value (the "Preferred Stock"), such shares to have such rights as are enumerated in Article VII of these Articles of Incorporation.

                  (b) Subject to the limitations and in the manner provided by law, shares of Preferred Stock may be issued from time to time in series. In addition to the series of Preferred Stock established and designated in these Articles of Incorporation, as amended, the Board of Directors of the Corporation is hereby empowered and authorized to establish and designate additional series, to fix the number of shares constituting each such additional series, and to fix the designations and the relative rights, preferences and limitations of the shares of each such additional series in accordance with Section 14-2-602 of the Georgia Business Corporation Code. In such regard, the Board of Directors of the Corporation is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a certificate of amendment which is effective without shareholder action to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be authorized to change the right of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.

                                  ARTICLE VII.

                  (a) A series of Preferred Stock consisting of 540,016 shares is hereby established, such series to be designated the Series B Preferred Stock, $0.01 par value (the "Series B Preferred Stock"), and such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "OLD PREFERRED STOCK" in this
         Article VII.

                  (b) A Series of Preferred Stock consisting of 2,376,651 shares is hereby established, such series to be designated the Series C Preferred Stock, $0.01 par value (the "Series C Preferred Stock"), and such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "OLD PREFERRED STOCK" in this
         Article VII.

                  (c) A series of Preferred Stock consisting of 4,000,000 shares is hereby established, such series to be designated the Series D Preferred Stock, $0.01 par value (the "Series D Preferred Stock"), and such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "OLD PREFERRED STOCK" in this
         Article VII.


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                  (d)      A series of Preferred Stock consisting of 1,000,000
         shares is hereby established, such series to be designated the Series E Preferred Stock, $0.01 par value (the "Series E Preferred Stock"), and such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "OLD PREFERRED STOCK" in this
         Article VII.

                  (e) A series of Preferred Stock consisting of 750,000 shares is hereby established, such series to be designated the Series F Preferred Stock, $0.01 par value (the "Series F Preferred Stock"), and such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "SERIES F PREFERRED STOCK" in this Article VII.

                  (f) A series of Preferred Stock consisting of 5,636,071 shares is hereby established, such series to be designated the Series G Preferred Stock, $0.01 par value (the "Series G Preferred Stock"), and such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "SERIES G PREFERRED STOCK" in this Article VII.

         Definitions.

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation.

         "Old Preferred Stock" shall mean the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock.

                                  COMMON STOCK

         The rights, preferences and limitations of the Common Stock are as follows:

         1.       Dividends.

         Subject to the preferences and other rights of any series of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

         2.       Liquidation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after payment or provision for payment to the holders of any series of Preferred Stock of the amounts to which they may be entitled, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed equally per share to the holders of Common Stock irrespective of class.

         3.       Voting Rights.


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         Except as otherwise provided herein or by law, each holder of Common
Stock shall be entitled to one vote in respect of each share of Common Stock held of record on all matters submitted to a vote of stockholders.

          4.      [INTENTIONALLY OMITTED].

          5.      [INTENTIONALLY OMITTED].


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                               OLD PREFERRED STOCK

         The rights, preferences and limitations of the Old Preferred Stock are as follows:

         1.       Dividends.

         (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, the holders of shares of Old Preferred Stock shall be entitled to receive, when and as declared, out of funds legally available therefor, dividends at the rate of $0.120 per share of Old Preferred Stock per annum, payable as the Board of Directors may determine, before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Old Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. All dividends declared upon the Old Preferred Stock shall be declared pro rata per share.

         (b) Dividends on the Old Preferred Stock shall be cumulative, whether or not in any fiscal year there shall be funds legally available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not declared or paid upon the Old Preferred Stock, unpaid dividends shall accrue and accumulate as against the holders of the Junior Stock and sums in a later year or years shall be paid to the holders of the Old Preferred Stock with respect to any prior year or years when dividends were not paid.

         (c) For so long as the Old Preferred Stock remains outstanding, the Corporation shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock unless, in addition to the payment of the dividend to the holders of the Old Preferred Stock as described above, the Corporation has redeemed all shares of Old Preferred Stock which it would theretofore have been required to redeem under Section 7 hereof.

         2.       Liquidation, Dissolution or Winding Up

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Old Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Old Preferred Stock (such preferred stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $2.40 per share of Series B Preferred Stock and per share of Series C Preferred Stock, plus an amount equal to all dividends thereon accrued but unpaid (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), and an amount equal to $2.28 per share of Series D Preferred Stock and Series E Preferred Stock, plus an amount equal to all dividends thereon accrued but unpaid (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).


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         If upon any such liquidation, dissolution or winding up of the
Corporation, the remaining assets of the Corporation available for the distribution to holders of Old Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Old Preferred Stock then outstanding ("Parity Stock") after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Old Preferred Stock and Parity Stock the full amount to which they shall be entitled, the holders of shares of Old Preferred Stock and Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Old Preferred Stock, Parity Stock and any other series of preferred stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, the holders of shares of Common Stock sharing ratably in such assets.

         (c) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving corporation, or the sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

         3.       Voting Rights

         3.1      Voting Rights of the Series B Preferred Stock.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, each issued and outstanding share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock in to which each such share of Series B Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof and with any fractional shares determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration except that upon the occurrence and during the continuation of any of the events specified in (b)(i) through (b)(iii) below, the rights of the holders of the Series B Preferred Stock with respect to the election of directors shall be governed by the provisions set forth in paragraph (b). Except as provided by law, by the provisions of paragraphs (b) and (c) below or by the provisions establishing any other series of preferred stock, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class. The provisions of this Section 3.1 shall apply to any actin of the


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         stockholders, whether at a meeting or by written consent without a meeting in accordance with Georgia law.

                  (b) In the event that (i) the Corporation breaches any of the representations or warranties made in that certain Stock Purchase Agreement, dated on or about May 10, 1994, by and among the Corporation, Warburg and Craig Skevington, as the same may be amended from time to time (the "Stock Purchase Agreement"), (ii) the Corporation fails to comply with any of the covenants contained in the Stock Purchase Agreement; or (iii) the Corporation fails to redeem any shares of Old Preferred Stock as required by Section 7 hereof then, upon twenty (20) days prior written notice to the Corporation given by the holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall as a class become entitled to Special Voting Rights (as defined below). The Special Voting Rights of the holders of the Series B Preferred Stock shall continue until the Corporation shall have cured the breach of any representation or warranty contained in the Stock Purchase Agreement, cured its failure to comply with the covenants contained in the Stock Purchase Agreement and/or all redemptions in arrears with respect to the Old Preferred Stock shall have been paid, whereupon all Special Voting Rights of the holders of the Series B Preferred Stock shall cease, subject to being again revived from time to time upon the reoccurrence of any of the events above described. Failure by the holders of the Series B Preferred Stock to exercise their Special Voting Rights promptly upon the occurrence of any of the events described above shall not be deemed to be a waiver of such rights, such rights being exercisable at any time that such events shall have occurred or be continuing.

                  The term "Special Voting Rights" shall mean the right of the holders of the Series B Preferred Stock to elect a majority of the members of the Board of Directors upon the occurrence and during the continuance of any of the events specified in subparagraphs (i), (ii) or (iii) above.

                  Immediately upon the accrual of the Special Voting Rights of the holders of the Series B Preferred Stock, the number of directors of the Corporation shall, ipso facto, be increased such that the holders of the Series B Preferred Stock may elect a majority of the directors and the directors of the Corporation shall thereupon be divided into two classes, one of such classes shall consist of the new directors who shall be known as the "Series B Special Directors" and the other class shall consist of the remaining directors. The Series B Special Directors shall be elected only by vote of the holders of the Series B Preferred Stock, voting as a class. The number of directors may thereafter be further increased or decreased in such manner as may be permitted by the Bylaws and without the vote of the holders of the Series B Preferred Stock, provided that no such action shall impair the right of the holders of the Series B Preferred Stock to elect a majority of the members of the Board of Directors. The holders of the Series B Preferred Stock may at their option at any time exercise the Special Voting Rights by written consent without a meeting in accordance with Georgia law.

                  The Series B Special Directors shall serve for a term of one year and until their successors are elected and qualified, or until the earlier termination of the Special Voting


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         Rights of the holders of the Series B Preferred Stock. So long as the holders of the Series B Preferred Stock are entitled to exercise the Special Voting Rights, any vacancy among the Series B Special Directors may be filled only by the holders of the Series B Preferred Stock. The Series B Special Directors may, during their term of office, be removed at any time, with or without cause, by and only by the affirmative votes, at a special meeting of holders of the Series B Preferred Stock called for such purpose, or the written consent of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. Upon the termination of the Special Voting Rights of the holders of the Series B Preferred Stock, the terms of the Series B Special Directors shall forthwith terminate and the number of directors of the Corporation shall thereupon be appropriately decreased.

                  (c) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding Series B Preferred
         Stock:

                           (i) amend or repeal any provision of the Corporation's Articles of Incorporation or Bylaws or alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock. For this purpose, the authorization or issuance of any series of Preferred Stock with preference to priority over, or being on a parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall be deemed to affect adversely the Series B Preferred Stock;

                           (ii) authorize or effect the payment of dividends or other distributions or the redemption or repurchase of any capital stock of the Corporation (other than the redemption of the Old Preferred Stock in accordance with Section 7 hereof and the redemption of Common Stock and Preferred Stock described in the Stock Purchase Agreement) or rights to acquire capital stock of the Corporation;

                           (iii) authorize or effect the issuance by the Corporation of any shares of capital stock or rights to acquire capital stock that is pari passu or senior to the Series B Preferred Stock;

                           (iv) authorize the creation of any stock option, stock purchase, stock bonus or stock incentive plans for employees, consultants or directors of the Corporation;

                           (v) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation; (b) any merger or consolidation or other reorganization of the Corporation with or into another corporation; (c) the acquisition by the Corporation of another corporation by means of a purchase of all or substantially all the assets of such corporation,


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                  merger, consolidation or other reorganization; or (d) a
                  liquidation, winding up, dissolution or adoption of any plan of the same;

                           (vi) engage in any business not described in the Corporation's "business plan," amend the Corporation's "business plan" or adopt a new "business plan;" or

                           (vii) authorize (a) the incurrence of indebtedness for borrowed money in an amount in excess of $250,000 or (b) the making of any single capital expenditure or series of capital expenditures in excess of $100,000.

         3.2      Voting Rights of the Series C Preferred Stock.

                  (a) Except as otherwise provided by law, the holders of the Series C Preferred Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote upon any matter relating to the business or affairs of the Corporation.

                  (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series C Preferred Stock.

         3.3      Voting Rights of the Series D Preferred Stock and E Preferred
                  Stock.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, each issued and outstanding share of Series D Preferred Stock and Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share is convertible (as adjusted from time to time pursuant to Section 5 hereto and with any fractional shares determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of preferred stock, holders of Series D Preferred Stock and Series E Preferred Stock shall vote together with the holders of Common Stock as a single class. The provisions of this Section 3.3 shall apply to any action of the stockholders, whether at a meeting or by written consent without a meeting in accordance with Georgia law.

                  (b) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent


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         of the holders of a majority of each of the then outstanding Series D
         Preferred Stock and Series E Preferred Stock:

                           (i) amend or repeal any provision of the Corporation's Articles of Incorporation or Bylaws or alter or repeal the preferences, special rights or other powers of the Series D Preferred Stock or Series E Preferred Stock so as to affect adversely the Series D Preferred Stock and or Series E Preferred Stock, as the case may be. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series D Preferred Stock or Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series D Preferred Stock or Series E Preferred Stock, as the case may be.

                           (ii) authorize or effect the payment of dividends or other distributions or the redemption or repurchase of any capital stock of the Corporation (other than the redemption of the Old Preferred Stock in accordance with Section 7 hereof) or rights to acquire capital stock of the Corporation;

                           (iii) authorize or effect the issuance by the Corporation of any shares of capital stock or rights to acquire capital stock that is pari passu or senior to the Series D Preferred Stock or Series E Preferred Stock;

                           (iv) authorize the creation of any stock option, stock purchase, stock bonus or stock incentive plans for employees, consultants or directors of the Corporation;

                           (v) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation; (b) any merger or consolidation or other reorganization of the Corporation with or into another corporation; (c) the acquisition by the Corporation of another corporation by means of a purchase of all or substantially all of the assets of such corporation, merger, consolidation or other reorganization; or (d) a liquidation, winding up, dissolution or adoption of any plan for the same;

                           (vi) engage in any business not described in the Corporation's "business plan," amend the Corporation's "business plan" or adopt a new "business plan;" or

                           (vii) authorize (a) the incurrence of indebtedness for borrowed money in an amount in excess of $250,000 or (b) the making of any single capital expenditure or series of capital expenditures in excess of $100,000.

         4. Optional Conversion. Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, (i) each share of Series B Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter


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provided, into fully-paid and nonassessable shares of Common Stock at the conversion price then in effect for Series B Preferred Stock, (ii) each share of Series C Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock at the conversion price then in effect for Series C Preferred Stock, (iii) each share of Series D Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock at the conversion price then in effect for Series D Preferred Stock, and (iv) each share of Series E Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock at the conversion price then in effect for Series E Preferred Stock (the conversion prices for Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are hereafter collectively referred to as the "Conversion Price"); provided, however, that on any redemption of any Old Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Old Preferred Stock.

                  (a) The initial conversion rate for the Series B Preferred Stock shall be one share of Common Stock for each one share of Series B Preferred Stock surrendered for conversion, the initial conversion rate for the Series C Preferred Stock shall be one share of Common Stock for each one share of Series C Preferred Stock surrendered for conversion, the initial conversion rate for the Series D Preferred Stock shall be one share of Common Stock for each one share of Series D Preferred Stock surrendered for conversion, and the initial conversion rate for the Series E Preferred Stock shall be one share of Common Stock for each one share of Series E Preferred Stock surrendered for conversion, in each case representing an initial conversion price for Series B Preferred Stock and for Series C Preferred Stock (for purposes of Section 5) of $2.40 per share of the Corporation's Common Stock, and the initial conversion price for Series D Preferred Stock and Series E Preferred Stock (for purposes of Section 5) of $2.28 per share of the Corporation's Common Stock. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                  (b) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Old Preferred Stock or script in lieu thereof (with any fractional shares being determined on an aggregate conversion basis). If any fractional share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Old Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-thousandth (1/1000) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by the Nasdaq Stock Market, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share of Common Stock, as determined by the Board of Directors of the Corporation.


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                  (c)      Whenever the conversion rate and Conversion Price
         shall be adjusted as provided in Section 5 hereof, the Corporation shall forthwith file at each office designated for the conversion of Old Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate and Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Old Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 5(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 5(g) hereof.

                  (d) In order to exercise the conversion privilege, the holder of any share of Old Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Old Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Old Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock, which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of Old Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Old Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph
         (b) of this Section 4 in respect of any fractional share otherwise issuable upon such conversion.

                  (e) The Corporation shall at all times when the Old Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Old Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares at such adjusted Conversion Price.

                  (f) Upon any such conversion, no adjustment to the conversion rate shall be made for accrued and unpaid dividends on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock surrendered for conversion or on the Common Stock delivered.

                  (g) All shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor. Any shares of Old Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock accordingly.

         5. Anti-dilution Provisions. (a) In order to prevent dilution of the rights granted hereunder, the Conversion Price of each share of Old Preferred Stock shall be subject to adjustment from time to time in accordance with this paragraph 5(a). At any given time the Conversion Price, whether as the initial conversion price for Series B Preferred Stock or Series C Preferred Stock ($2.40 per share), the initial conversion price for Series D Preferred Stock or Series E Preferred Stock ($2.28 per share) or the Conversion Price as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively. Upon each adjustment of the Conversion Price pursuant to this Section 5, the registered holder of shares of Old Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this
Section 5, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Stock outstanding at such time, (y) the number of shares of the Corporation's Common Stock issuable assuming conversion at such time of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and (z) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs 5(b)(1) to (9), inclusive, at such time.

                  (b) Except as provided in paragraph 5(c) or 5(f) below, if and whenever on or after the date of initial issuance of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs 5(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 5(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

                           (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

                           (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction, plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs 5(b)(1) to (9)) in connection with the Triggering Transaction.

                  For purposes of determining the adjusted Conversion Price under this paragraph 5(b), the following subsections (1) to (9), inclusive, shall be applicable:

                           (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the

                  Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
                  (y) the total maximum number of shares of Common Stock issuable upon the Conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 5(b) or 5(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate of which any Convertible Securities referred to in subparagraphs (1) or
                  (2) are convertible into or exchangeable for Common Stock , shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment of Conversion Price then in effect hereunder is hereby reduced.

                           (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5) In case any options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such options shall be deemed to have been issued without consideration.

                           (6) In case any shares of Common Stock, Options or
                  Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefore. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Corporation's Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be, as determined by the Board of Directors of the Corporation.

                           (7) The number of shares of Common Stock outstanding
                  at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 5(b).

                           (8) In case the Corporation shall declare a dividend
                  or make any other distribution upon the stock of the Corporation payable in Common Stock, Options or Convertible Securities, such issuance shall be covered by paragraph 5(d) below.

                           (9) For purposes of this paragraph 5(b), in case the
                  Corporation shall take a record of the holders of its Common stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock,

                  Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by paragraph 5(d)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interest, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then as soon a possible after the conversion of any Old Preferred Stock the Corporation shall pay to the person converting such Old Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph 5(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend.

                  (d) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, or declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options or Convertible Securities, the Conversion Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock , then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Old Preferred Stock shall have the right to acquire and receive upon conversion of the Old Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock, such shares of stock securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof of the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Old Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, if a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Old Preferred Stock shall have been given a reasonable opportunity then to elect to receive upon the conversion of the Old Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities, or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                  (f) The provisions of this Section 5 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 5(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of officers, directors and employees of or consultants to the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, consented to by the holders of a majority of the then outstanding Old Preferred Stock, (ii) on conversion of the Old Preferred Stock or (iii) pursuant to the exercise of the rights of subscription pursuant to
         Section 3 and the right of first refusal pursuant to Section 4 of the Shareholders' Agreement dated on or about May 10, 1994, among the Corporation, Warburg and Craig Skevington; as the same may be amended from time to time.

                  (g)      In the event that:

                           (1) the Corporation shall declare any cash dividend upon its Common Stock, or

                           (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                           (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                           (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                           (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in connection with such event, the Corporation shall give to the holders of the Old Preferred Stock;

                           (i) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                           (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to holders of the Old Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                  (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of common stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 5(b) hereof, then each holder of Old Preferred Stock shall be entitled to acquire (within thirty days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 5(g)) and upon the terms applicable to such Purchase Rights either:

                           (I) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Old Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Old Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Old Preferred Stock specifically to request delivery of such rights; or

                           (II) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this
         Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Old Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provision, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this
         Section 5 except in the case of a combination of shares of a type contemplated in paragraph 5(d) or the expiration of Options or Convertible Securities as set forth in paragraph 5(b)(4), and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 5(d) or paragraph 5(b)(4), respectively.

         6.       Mandatory Conversion.

                  (a) Each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable and effective Conversion Price at any time upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price to the public which places upon the Corporation a value (prior to the receipt of proceeds of such offering) of at least $35 million and in which the net proceeds to the Corporation are not less than $15 million.

                  (b) All holders of record of shares of Old Preferred Stock will be given at least 10 days prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Old Preferred Stock pursuant to this Section 6. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Old Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Old Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6.

                  On the date fixed for conversion, all rights with respect to the Old Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Old Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Old Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Old Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Old Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of Section 4 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         7.       Redemption.

                  (a) On December 31, 2003, the Corporation shall redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Georgia) all of the then outstanding shares of Old Preferred Stock at a price of $2.40 per share of Series B Preferred Stock and per share of Series C Preferred Stock and at a price of $2.28 per share of Series D Preferred Stock and Series E Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "Redemption Price"). If the Corporation is unable to redeem any shares of Old Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Georgia, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

                  (b) No later than December 1, 2003, the Corporation shall mail written notice to each holder of record of Old Preferred Stock at his or its address last shown on the records of the Corporation, notifying such holder of the date of redemption (the "Redemption Date") and the date on which such holder's conversion rights (pursuant to Section 4 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Old Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Old Preferred Stock designated for redemption in the Redemption Notice as holders of Old Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (c) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Old Preferred Stock. Any shares of Old Preferred Stock redeemed in accordance with such paragraph shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Old Preferred Stock at such price or prices as the Corporation may determine, subject to the provision of applicable law.

                            SERIES F PREFERRED STOCK

         The rights, preferences, and limitations of the Series F Preferred Stock are as follows:

         1.       Dividends.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, the holders of shares of Series F Preferred Stock shall be entitled to receive, when and as declared, out of funds legally available therefor, dividends at the rate of $0.192 per share of Series F Preferred Stock per annum, payable as the Board of Directors may determine, before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series F Preferred Stock (such stock being referred to hereinafter collectively as "Series F Junior Stock" in any year). All dividends declared upon the Series F Preferred Stock shall be declared pro rata per share. Such dividends will be payable, if, and only if, dividends are declared and paid on shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (or any other series of Preferred Stock ranking on liquidation on parity with the Series F Preferred Stock), and then any such dividend will be payable pari passu on all such shares of parity Preferred Stock. If the amount of the dividend declared and paid on shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (or any other series of Preferred Stock ranking on liquidation on parity with the Series F Preferred Stock) in any year exceeds the amount of the dividend payable in the current year (and therefore includes accrued and unpaid dividends from one or more prior years), then the dividends paid on Series F Preferred Stock will include only unpaid dividends on the Series F Preferred Stock from prior years to the same extent, so that the amount of the dividend paid on each share of Series F Preferred Stock will be the same amount as the dividend paid on each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (or any other series of Preferred Stock ranking on liquidation on parity with the Series F Preferred).

                  (b) For so long as the Series F Preferred Stock remains outstanding, the Corporation shall not pay any dividend upon the Series F Junior Stock, whether in cash or other property (other than shares of Series F Junior Stock), or purchase, redeem or otherwise acquire any such Series F Junior Stock.

         2.       Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock ranking on liquidation prior and in preference to the Series F Preferred Stock (such preferred stock being referred to hereinafter as "Series F Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Series F Junior Stock, an amount equal to $8.00 per share of Series F Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).

                  If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to holders of Series F Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series F Preferred Stock then outstanding ("Series F Parity Stock") after payment in full of amounts required to be paid or distributed to holders of Series F Senior Preferred Stock shall be insufficient to pay the holders of shares of Series F Preferred Stock, Series F Parity Stock and Old Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series F Preferred Stock, Old Preferred Stock and Series F Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full, except that the holders of Series F Parity Stock and the Series F Preferred Stock will be paid collectively $2.00 for every $1.00 paid to holders of Old Preferred Stock until the holders of the Series F Parity Stock and Series F Preferred Stock have received in full the respective amounts which would otherwise by payable with respect to said shares.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Series F Senior Preferred Stock, Series F Preferred Stock, Series F Parity

         Stock and any other series of preferred stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, the holders of shares of Common Stock sharing ratably in such assets.

                  (c) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving corporation, or the sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

         3.       Voting Rights.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, each issued and outstanding share of Series F Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series F Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 below and with any fractional shares determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, holders of Series F Preferred Stock shall vote together with the holders of Common Stock and the holders of shares of other series of Preferred Stock entitled to vote, as a single class. The provisions of this Section 3 shall apply to any action of the stockholders, whether at a meeting or by written consent without a meeting in accordance with Georgia law.

                  (b) The holders of the Series F Preferred Stock as a class shall have the right (the "Series F Special Voting Right") to designate one member of the Board of Directors (the "Series F Director"); provided, however, that the Special Voting Right may only be exercised for so long as Paul Bender owns all of the 750,000 shares of Series F Preferred Stock issued to Bender pursuant to the Merger Agreement, dated June 16, 1997, between the Corporation, Paul Bender, Bender Consulting, Inc. and Bender Management Consultants, Inc. The holder of the Series F Preferred Stock may at his option at any time exercise the Series F Special Voting Right by written consent without a meeting in accordance with Georgia law. The Series F Special Voting Right will automatically terminate if Paul Bender no longer owns all of the 750,000 shares of Series F Preferred Stock issued to Bender pursuant to the Merger Agreement, dated June 16, 1997, between the Corporation, Paul Bender, Bender Consulting, Inc. and Bender Management Consultants, Inc.

                  The Series F Director shall serve for a term of one year and until his or her successor is elected and qualified, or until the earlier termination of the Series F Special Voting Right. So long as the holder of the Series F Preferred Stock is entitled to exercise the Series F Special Voting Right, any vacancy of the Series F Director may be filled only by the holder of the Series F Preferred Stock. The Series F Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative written consent of the holder of the Series F Preferred Stock. Upon the termination of the Series F Special Voting Right of the holder of the Series F Preferred Stock, the term of office of the Series F Director shall forthwith terminate and the number of directors of the Corporation shall thereupon be appropriately decreased.

                  (c) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding Series F Preferred Stock, amend or repeal any provision of the Corporation's Articles of Incorporation or Bylaws or alter or repeal the preferences, special rights or other powers of the Series F Preferred Stock so as to affect adversely the Series F Preferred Stock in any material respect. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series F Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series F Preferred Stock, but the authorization or issuance of any series of Preferred Stock on parity with, or junior to, the Series F Preferred Stock as to the right to receive dividends and amounts distributable on liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series F Preferred Stock.

         4. Optional Conversion. Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, each share of Series F Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock at the conversion price of $8.00 per share (the "Series F Conversion Price"); provided, however, that on any redemption of any Series F Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series F Preferred Stock.

                  (a) The initial conversion rate for the Series F Preferred Stock shall be one share of Common Stock for each one share of Series F Preferred Stock surrendered for conversion. The applicable conversion rate and Series F Conversion Price are subject to adjustment as hereinafter provided.

                  (b) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series F Preferred Stock or script in lieu thereof (with any fractional shares being determined on an aggregate conversion basis). If any fractional share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series F Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, to be computed (i) if the Common Stock is listed on any national securities exchange, on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be so listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by the Nasdaq Stock Market, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share of Common Stock as determined by the Board of Directors of the Corporation.

                  (c) Whenever the conversion rate and Series F Conversion Price shall be adjusted as provided in Section 5 below, the Corporation shall forthwith file at each office designated for the conversion of Series F Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate and Series F Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series F Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 5(g) below, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 5(g).

                  (d) In order to exercise the conversion privilege, the holder of any share of Series F Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series F Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series F Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of Series F Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series F Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 4 in respect of any fractional share otherwise issuable upon such conversion.

                  (e) The Corporation shall at all times, when the Series F Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series F Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series F Preferred Stock. Before taking any action which would cause an adjustment reducing the Series F Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares at such adjusted Series F Conversion Price.

                  (f) All shares of Series F Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor. Any shares of Series F Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series F Preferred Stock accordingly.

         5.       Anti-Dilution Provisions.

                  (a) In order to prevent dilution of the rights granted hereunder, the Series F Conversion Price of each share of Series F Preferred Stock shall be subject to adjustment from time to time in accordance with this Section 5. At any given time the Series F Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series F Preferred Stock. Upon each adjustment of the Series F Conversion Price pursuant to this Section 5, the registered holder of shares of Series F Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Series F Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Series F Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Series F Conversion Price resulting from such adjustment. For purposes of this Section 5, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (1) the number of shares of the Corporation's Common Stock outstanding at such time, (2) the number of shares of the Corporation's Common Stock issuable assuming conversion at such time of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, (3) the number of shares of the Corporation's Common Stock issuable upon exercise of an aggregate of 4,346,546 warrants to purchase shares issued to Warburg, Pincus Investors, L.P. prior to the Initial Issuance Date (as defined below), and (4) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs (b)(1) to (9), inclusive, at such time.

                  (b) Except as provided in paragraph (c) or (f) below, if and whenever on or after the date of initial issuance of the Series F Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs (b)(1) to
         (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than $2.75, then forthwith upon such issue or sale (the "Triggering Transaction"), the Series F Conversion Price shall, subject to subparagraphs (b)(1) to
         (b)(9), be reduced by an amount equal to the "Adjusted Amount." The Adjusted Amount equals $2.75, minus the amount determined by dividing:

                           (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by $2.75, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

                           (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs (b)(1) to (9)) in connection with the Triggering Transaction.

                  For purposes of determining the adjusted Series F Conversion Price under this paragraph (b), the following subsections (1) to (9), inclusive, shall be applicable:

                           (1) In case the Corporation at any time after the Initial Issuance Date shall in any manner grant (whether directly or by assumption in a merger or otherwise) any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than $2.75, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series F Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2) In case the Corporation at any time after the Initial Issuance Date shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than $2.75, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series F Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 5(b) or 5(d)), the Series F Conversion Price in effect at the time of such change shall forthwith be readjusted to the Series F Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs
                  (1) or (2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Series F Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series F Conversion Price then in effect hereunder is hereby reduced.

                           (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Series F Conversion Price then in effect hereunder shall forthwith be increased to the Series F Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5) In case any options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such options shall be deemed to have been issued without consideration.

                           (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Corporation's Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be, as determined by the Board of Directors of the Corporation.

                           (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 5(b).

                           (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options, or Convertible Securities, such issuance shall be covered by paragraph 5(d) below.

                           (9) For the purposes of this paragraph 5(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options, or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (c) In the event the Corporation shall declare a Liquidating Dividend, then as soon as possible after the conversion of any Series F Preferred Stock the Corporation shall pay to the person converting such Series F Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph (c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend.

                  (d) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, or declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options or Convertible Securities, the Series F Conversion Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series F Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series F Preferred Stock shall have the right to acquire and receive upon conversion of the Series F Preferred Stock, which right shall be prior to the rights of the holders of Series F Junior Stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series F Preferred Stock at the Series F Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series F Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, if a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series F Preferred Stock shall have been given a reasonable opportunity then to elect to receive upon the conversion of the Series F Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                  (f) The provisions of this Section 5 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs (b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of officers, directors and employees of or consultants to the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, consented to by the holders of a majority of the then outstanding Series F Preferred Stock, (ii) on conversion of the Series F Preferred Stock or (iii) pursuant to the exercise of the rights of subscription pursuant to Article VI of the Investor's Agreement, dated June 16, 1997, between the Corporation and Paul Bender.

                  (g)      In the event that:

                           (i) the Corporation shall declare any cash dividend upon its Common Stock (if any shares are outstanding), or

                           (ii) the Corporation shall declare any dividend upon its Common Stock (if any shares are outstanding) payable in stock or make any special dividend or other distribution to the holders of its Common Stock (if any shares are outstanding), or

                           (iii)    the Corporation shall offer for
                  subscription pro rata to the holders of its Common Stock (if any shares are outstanding) any additional shares of stock of any class or other rights, or

                           (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                           (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in connection with such event, the Corporation shall give to the holders of the Series F Preferred Stock:

                           (1) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                           (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series F Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                  (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Purchase Rights pro rata to the record holders of any class of common stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Series F Conversion Price under paragraph (b), then each holder of Series F Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph (g)) and upon the terms applicable to such Purchase Rights either:

                           (I) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series F Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series F Preferred Stock specifically to request delivery of such rights; or

                           (II) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this
         Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series F Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Series F Conversion Price as otherwise determined pursuant to any of the provisions of this Section 5 except in the case of a combination of shares of a type contemplated in paragraph (d) or the expiration of Options or Convertible Securities as set forth in paragraph (b)(4), and then in no event to an amount larger than the Series F Conversion Price as adjusted pursuant to paragraph (d) or paragraph (b)(4), respectively.

         6.       Mandatory Conversion.

                  (a) Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable and effective Series F Conversion Price at any time upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally.

                  (b) All holders of record of shares of Series F Preferred Stock will be given at least ten (10) days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series F Preferred Stock pursuant to this Section 6. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Series F Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Series F Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the date fixed for conversion, all rights with respect to the Series F Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series F Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Series F Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series F

         Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series F Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of Section 3 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                            SERIES G PREFERRED STOCK

         The rights, preferences, and limitations of the Series G Preferred Stock are as follows:

         1.       Dividends.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, the holders of shares of Series G Preferred Stock shall be entitled to receive, when and as declared, out of funds legally available therefor, dividends at the rate of $0.3105 per share of Series G Preferred Stock per annum, payable as the Board of Directors may determine, before any dividends shall be set apart for or paid upon the Common Stock, the Class A Common Stock or any other stock ranking on liquidation junior to the Series G Preferred Stock (such stock being referred to hereinafter collectively as "Series G Junior Stock") in any year. All dividends declared upon the Series G Preferred Stock shall be declared pro rata per share. Such dividends will be payable if, and only if, dividends are declared and paid on shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (or any other series of Preferred Stock ranking on liquidation on parity with the Series G Preferred Stock), and then any such dividend will be paid on all such shares of parity Preferred Stock on a pro rata basis per share. If the amount of the dividends declared and paid on shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (or any other series of Preferred Stock ranking on liquidation on parity with the Series G Preferred Stock) in any year exceeds the amount of the dividend payable in the current year (and therefore includes accrued but unpaid dividends from one or more prior years), then the dividends paid on the Series G Preferred Stock will include only accrued and unpaid dividends on the Series G Preferred Stock from prior years to the same extent, so that the amount of dividend paid on each share of Series G Preferred Stock will be the same proportionate amount as the dividend paid on each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock and Series F Preferred Stock (or any other series of Preferred Stock ranking on liquidation on parity with the Series G Preferred Stock).

                  (b) Dividends on the Series G Preferred Stock shall be cumulative, whether or not in any fiscal year there shall be funds legally available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not declared or paid upon the Series G Preferred Stock, unpaid dividends shall accrue and accumulate as against the holders of the Series G Junior Stock and sums in a later year or years shall be paid to the holders of the Series G Preferred Stock with respect to any prior year or years when dividends were not paid.

                  (c) For so long as the Series G Preferred Stock remains outstanding, the Corporation shall not pay any dividend upon the Series G Junior Stock, whether in cash or other property (other than shares of Series G Junior Stock), unless an equal dividend has been declared and paid upon the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

         2.       Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series G Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series G Preferred Stock (such preferred stock being referred to hereinafter as "Series G Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Series G Junior Stock, an amount equal to $6.21 per share of Series G Preferred Stock, plus an amount equal to all dividends thereon accrued but unpaid (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).

                  If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to holders of Series G Preferred Stock and any class or series of stock ranking on liquidation on parity with the Series G Preferred Stock then outstanding ("Series G Parity Stock") after payment in full of amounts required to be paid or distributed to holders of Series G Senior Preferred Stock shall be insufficient to pay the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G Parity Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full, except that the holders of the Series F Preferred Stock and Series G Preferred Stock will be paid collectively $2.00 for every $1.00 paid to the holders of the Series B Preferred Stock, the Series C Preferred Stock, and Series D Preferred Stock until the holders of the

         Series G Preferred Stock and Series F Preferred Stock have received in full the respective amounts which would otherwise be payable with respect to said shares.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Series G Senior Preferred Stock, Series G Preferred Stock, Series G Parity Stock and any other series of preferred stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock and Class A Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, the holders of shares of Common Stock and Class A Common Stock sharing ratably in such assets.

                  (c) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations in which the Corporation is not the surviving entity, or the sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

         3.       Voting Rights.

         Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, each issued and outstanding share of Series G Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series G Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof and with any fractional shares determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of preferred stock, holders of Series G Preferred Stock shall vote together with the holders of Common Stock as a single class. The provisions of this Section 3 shall apply to any action of the stockholders whether at a meeting or by written consent without a meeting in accordance with Georgia law.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors in addition to any other rights provided by law, and as long as 20% or more of the Series G Preferred Stock originally issued is outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding Series G Preferred Stock:

                  (b) amend or repeal any provision of the Corporation's Articles of Incorporation or Bylaws or alter or repeal the preferences, special rights or other powers of the Series G Preferred Stock so as to affect adversely the Series G Preferred Stock as a class. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on parity with the Series G Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series G Preferred Stock;

                  (c) authorize or effect the redemption or repurchase of any capital stock of the Corporation or rights to acquire capital stock of the Corporation except for (i) the redemption of the Series B, Series C, Series D, and Series E Preferred Stock in accordance with the Corporation's Articles of Incorporation, as amended, and (ii) capital stock or rights to acquire capital stock held by any employee, officer, director, consultant or affiliate that is subject to repurchase rights or rights of first refusal in favor of the Corporation;

                  (d) authorize or effect the issuance by the Corporation of any shares of capital stock or rights to acquire capital stock that is pari passu or senior to the Series G Preferred Stock with respect to payment upon liquidation, dissolution or a winding up of the Corporation;

                  (e) enter into any agreement that would restrict the Corporation's ability to perform under the Stock Purchase Agreement among the Corporation and the holders of the Series G Preferred Stock (the "Stock Purchase Agreement"); or

                  (f) authorize or effect the payment of dividends or other distributions on any capital stock of the Corporation.

         4.       Optional Conversion.

         Subject to the rights of series of Preferred Stock which may from time to time be created by the Board of Directors, (i) each share of Series G Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock at the conversion price then in effect for Series G Preferred Stock (the "Series G Conversion Price"); provided, however, that on any redemption of Series G Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of the Series G Preferred Stock.

                  (a) The initial conversion rate for the Series G Preferred Stock shall be one share of Common Stock for each share of Series G Preferred Stock surrendered for conversion, representing an initial conversion price for Series G Preferred Stock of $6.21 per share of the Common Stock. The applicable conversion rate and Series G Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                  (b) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series G Preferred Stock or script in lieu thereof (with any fractional shares being determined on an aggregate conversion basis). If any fractional share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series G Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-thousandth (1/1000) of a share, to be computed (I) if the Common Stock is listed on any national securities exchange, equal to the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (II) if the Common Stock is not listed on any national security exchange, equal to the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by The Nasdaq Stock Market, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share of Common Stock as determined by the Board of Directors.

                  (c) Whenever the conversion rate and Series G Conversion Price are adjusted as provided in Section 5 hereof, the Corporation shall file at each office designated for the conversion of Series G Preferred Stock, a statement, signed by the Chairman of the Board of Directors, the President, and any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate and Series G Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series G Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 5(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 5(g) hereof.

                  (d) In order to exercise the conversion privilege, the holder of any share of Series G Preferred Stock to be converted shall surrender his or its certificate or certificates representing the share of Series G Preferred Stock to the principal office of the transfer agent for the Series G Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert all of the shares of Series G Preferred Stock represented by such certificates, or any portion of such shares. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of Series G Preferred Stock or shares of Common Stock upon conversion thereof. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series G Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 4 in respect of any fractional share otherwise issuable upon such conversion.

                  (e) The Corporation shall at all times when the Series G Preferred Stock is outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series G Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series G Preferred Stock. Before taking any action which would cause an adjustment reducing the Series G Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series G Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares at such adjusted Series G Conversion Price.

                  (f) Upon any such conversion, no adjustment to the conversion rate shall be made for accrued and unpaid dividends on the Series G Preferred Stock.

                  (g) All shares of Series G Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall cease and terminate except only the right of the holder thereof to receive shares of Common Stock, as applicable, in exchange for the Series G Preferred Stock. Any shares of Series G Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series G Preferred Stock accordingly.

         5.       Anti-Dilution Provisions.

                  (a) In order to prevent dilution of the rights granted hereunder, the Series G Conversion Price of each share of Series G Preferred Stock is subject to adjustment from time to time in accordance with this paragraph 5(a). At any given time, the Series G Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series G Preferred Stock. Upon each adjustment of the Series G Conversion Price pursuant to this Section 5, the registered holder of shares of Series G Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Series G Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Series G Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Series G Conversion Price resulting from such adjustment. For purposes of this Section 5, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (1) the number of shares of the Corporation's Common Stock and Class A Common Stock outstanding at such time, (2) the number of shares of the Corporation's Common Stock and Class A Common Stock issuable assuming conversion at such time of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, (3) the number of shares of the Corporation's Common Stock issuable upon the exercise of an aggregate of 5,788,105 warrants to purchase shares issued to Warburg, Pincus Investors, L.P. prior to the Initial Issuance Date (as defined below),
         (4) the number of shares of the Corporation's Common Stock issuable upon the exercise of 3,911,230 options to purchase shares issued prior to the Initial Issuance Date, and (5) the number of shares of the Corporation's Common Stock and Class A Common Stock deemed to be outstanding under subparagraphs 4(b)(1) to (9), inclusive, at such time. In the event that any series of Preferred Stock (or any other class of the capital stock) of the Corporation existing as of the Initial Issuance Date (as defined below) is entitled to receive anti-dilution protection pursuant to the Corporation's Articles of Incorporation along with the Series G Preferred Stock by virtue of the same Triggering Transaction (as defined below), then, for purposes of making the adjustments to the Series G Conversion Price, the anti-dilution computations shall be made in one iteration for each such series of preferred stock, first to the series (or multiple series, if they have the same conversion price) of preferred stock with the lowest conversion price then in effect through the series (or multiple series, if they have the same conversion price) of preferred stock with the highest conversion price then in effect.

                  (b)      (i)      Except as provided in paragraph 5(c) or (f)
         below, if and whenever on or after the date of initial issuance of the Series G Preferred Stock (the "Series G Initial Issuance Date") for a period of twelve (12) months, the Corporation shall issue or sell, or shall in accordance with subparagraphs (b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock, for a consideration per share less than the Series G Conversion Price in effect immediately prior to such issue or sale, then upon such issue or sale (the "Series G Triggering Transaction"), the Series G Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph (b), be subject to adjustment as follows:

                           (A) if the consideration per share for which the Common Stock is issued, sold or deemed to have been issued or sold is equal to or greater than $3.50, the Series G Conversion Price shall be reduced to such consideration per share;

                           (B) if the consideration per share for which the Common Stock is issued, sold or deemed to have been issued or sold is less than $3.50:

                                    The Series G Conversion Price shall first be reduced to $3.50; the Number of Common Shares Deemed Outstanding will be adjusted to reflect this Series G Conversion Price reduction; and the Series G Conversion Price will then be additionally reduced to a price determined by dividing:

                                    (x)     an amount equal to the sum of

                                            (a)        the product derived by
                                                       multiplying $3.50 times
                                                       the Number of Common
                                                       Shares Deemed
                                                       Outstanding immediately
                                                       prior to such Series G
                                                       Triggering Transaction
                                                       as adjusted in this
                                                       subsection (B), plus

                                            (b)        the consideration, if
                                                       any, received by or
                                                       deemed to have been
                                                       received by the
                                                       Corporation upon such
                                                       Series G Triggering
                                                       Transaction, by

                                    (y)     an amount equal to the sum of

                                            (a)        the Number of Common
                                                       Shares Deemed
                                                       Outstanding immediately
                                                       prior to such Series G
                                                       Triggering Transaction
                                                       as adjusted in this
                                                       subsection (B), plus

                                            (b)        the number of shares of
                                                       Common Stock issued (or
                                                       deemed to have been
                                                       issued in accordance
                                                       with subparagraphs
                                                       (b)(1) to (9) in
                                                       connection with the
                                                       Series G Triggering
                                                       Transaction).

                                    (ii)     Except as provided in paragraph
                           (c) or (f) below, if and whenever on or after the date that is one year after the Closing Date (as defined in the Preferred Stock Purchase Agreement pursuant to which the shares of Series G Preferred Stock will be sold), upon the occurrence of a Series G Triggering Transaction, the Series G Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph (b), be reduced to a price determined by dividing:

                                    (x)     an amount equal to the sum of

                                            (a)        the product derived by
                                                       multiplying the Series G
                                                       Conversion Price in
                                                       effect immediately prior
                                                       to such Series G
                                                       Triggering Transaction
                                                       by the Number of Common
                                                       Shares Deemed
                                                       Outstanding immediately
                                                       prior to such Series G
                                                       Triggering Transaction,
                                                       plus

                                            (b)        the consideration, if
                                                       any, received by or
                                                       deemed to have been
                                                       received by the
                                                       Corporation upon such
                                                       Series G Triggering
                                                       Transaction, by

                                    (y)     an amount equal to the sum of

                                            (a)        the Number of Common
                                                       Shares Deemed
                                                       Outstanding immediately
                                                       prior to such Series G
                                                       Triggering Transaction,
                                                       plus

                                            (b)        the number of shares of
                                                       Common Stock issued (or
                                                       deemed to be issued in
                                                       accordance with
                                                       subparagraphs (b)(1) to
                                                       (9)) in connection with
                                                       the Series G Triggering
                                                       Transaction.

         For purposes of determining the adjusted Series G Conversion Price under this paragraph (b), the following subsections (1) to (9), inclusive, shall be applicable:

                  (1) In case the Corporation at any time after the Series G Initial Issuance Date shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being, herein called "Options" and such convertible or exchangeable stock or securities being, herein called "Convertible Securities"), whether or not Such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividend, (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Series G Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series G Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                  (2) In case the Corporation at any time after the Series G Initial Issuance Date shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the Conversion or exchange of all such Convertible Securities) shall be less than the Series G Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series G Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                  (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs (b) or (d)), the Series G Conversion Price in effect at the time of such change shall forthwith be readjusted to the Series G Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Series G Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series G Conversion Price then in effect hereunder is hereby reduced.

                  (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Series G Conversion Price then in effect hereunder shall forthwith be increased to the Series G Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (5) In case any Option shall be issued in connection with the issue or sale or other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares or Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Corporation's Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be, as determined by the Board of Directors.

                  (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 5(b).

                  (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Class A Common Stock, Options, or Convertible Securities, such issuance shall be covered by paragraph 5(d) below.

                  (9) For the purposes of this paragraph 5(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
                           (x) to receive a dividend or other distribution payable in Common Stock, Class A Common Stock, Options, or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by paragraph 5(d)) payable otherwise than as a Liquidating Dividend, then as soon as possible after the conversion of any Series G Preferred the Corporation shall pay to the person converting such Series G Preferred an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph (c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend.

                  (d) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, or declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Class A Common Stock, Options or Convertible Securities, the Series G Conversion Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series G Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series G Preferred shall have the right to acquire and receive upon conversion of the Series G Preferred, which right shall be prior to the rights of the holders of Series G Junior Stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series G Preferred at the Series G Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series G Preferred at the last address appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, if a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series G Preferred shall have been given a reasonable opportunity then to elect to receive upon the conversion of the Series G Preferred either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                  (f) The provisions of this Section 5 will not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs (b)(1) to (9), inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of officers, directors and employees of or consultants to the Corporation or its subsidiaries in effect on the Series G Initial Issuance Date or thereafter adopted by the Board of Directors, consented to by the holders of a majority of the then outstanding Series G Preferred, (ii) on conversion of the Series G Preferred,
         (iii) pursuant to the exercise of the rights of subscription as described in Section 1 of the Amended and Restated Shareholders Agreement, dated November 16, 1997, between the Corporation and Warburg, Pincus Investors, L.P., a Delaware limited partnership, as the same may be amended form time to time, and (iv) upon the exercise of preemptive rights pursuant to the Shareholders' Agreement between the Corporation and the holders of Series G Preferred.

                  (g)      In the event that:

                           (i) the Corporation shall declare any cash dividend upon its Common Stock (if any shares are outstanding), or

                           (ii) the Corporation shall declare any dividend upon its Common Stock (if any shares are outstanding) payable in stock or make any special dividend or other distribution to the holders of its Common Stock (if any shares are outstanding), or

                           (iii)    the Corporation shall offer for
                                    subscription pro rata to the holders of its Common Stock (if any shares are outstanding) any additional shares of stock of any class or other rights, or

                           (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                           (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series G Preferred:

                           (1) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                           (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series G Preferred at the address of each such holder as shown on the books of the Corporation.

                  (h) If at any time or from time to time on or after the Series G Initial Issuance Date, the Corporation shall grant, issue or sell any Purchase Rights pro rata to the record holders of any class of common stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Series G Conversion Price under paragraph (b) hereof, then each holder of Series G Preferred shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder the notice concerning Purchase Rights to which such holder shall be entitled under paragraph (g) and upon the terms applicable to such Purchase Rights) either:

                           (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series G Preferred immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series G Preferred as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series G Preferred specifically to request delivery of such rights; or

                           (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty-day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series G Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Series G Conversion Price as otherwise determined pursuant to any of the provisions of this Section except in the case of a combination of shares of a type contemplated in paragraph (d) or the expiration of Options or Convertible Securities as set forth in paragraph (b)(4), and then in no event to an amount larger than the Series G Conversion Price as adjusted pursuant to paragraph (d) or paragraph (b)(4), respectively.

         6.       Mandatory Conversion.

                  (a) Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at the Series G Conversion Price then in effect at any time upon (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price to the public per share of Common Stock greater than or equal to 130% of the Series G Conversion Price then in effect and in which the gross proceeds to the Corporation are not less than $15 million, or (2) the written consent of the holders of a majority of the Series G Preferred then outstanding.

                  (b) All holders of record of shares of Series G Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series G Preferred Stock pursuant to this
         Section 6. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Series G Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Series G Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6.

                  On the date fixed for conversion, all rights with respect to the Series G Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series G Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Series G Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series G Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series G Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of Section 4 in respect of any fraction of a share of Common Stock or Class A Common Stock otherwise issuable upon such conversion.

         7.       Redemption.

                  (a) At any time and from time to time on and after December 31, 2003, the holders of a majority of the outstanding shares of Series G Preferred Stock may elect to have the Corporation redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Georgia) all or a portion of the then outstanding shares of Series G Preferred Stock at a price of $6.21 per share of Series G Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "Series G Redemption Price"). If the Corporation is unable to redeem any shares of Series G Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Georgia, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

                  (b) In the event of any redemption of only a part of the then outstanding Series G Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series G Preferred Stock held on the date of the notice of redemption).

                  (c) Within thirty days after the holders of the Series G Preferred Stock elect to have the Corporation redeem such stock in accordance with paragraph 7(a), written notice shall be mailed, postage prepaid, to each holder of record of Series G Preferred Stock to be redeemed, at his or its address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the date of redemption (the "Series G Redemption Date") and the date on which such holder's conversion rights (pursuant to Section 4 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Series G Redemption Notice"). On or prior to the Series G Redemption Date, each holder of Series G Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Series G Redemption Notice, and thereupon the Series G Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Series G Redemption Date, unless there shall have been a default in payment of the Series G Redemption Price, all rights of the holders of the Series G Preferred Stock Designated for redemption in the Series G Redemption Notice as holders of Series G Preferred Stock of the Corporation (except the right to receive the Series G Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series G Preferred Stock. Any shares of Series G Preferred Stock redeemed in accordance with such paragraph shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series G Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series G Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                                 ARTICLE VIII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation upon a vote of 80% of the members of the Board then sitting.

                                  ARTICLE IX.

                  (a) It is the intent of the provisions of this Article that the Corporation grant to its officers and directors indemnification to the fullest extent permitted by Georgia law, including Section 14-2-856 of the Georgia Business Corporation Code. In the event of any ambiguity, the following provisions shall be construed as liberally as possible, in order that the directors and officers of the Corporation may be so indemnified to the maximum extent permitted by law.

                  (b) Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation and who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises. As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

                                   ARTICLE X.



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

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are granted subject to this reservation.

                                  ARTICLE XI.

         The persons comprising the Board of Directors of the Corporation shall not have any liability to the Corporation or to the shareholders for damages for any breach of duty of care or other duty as a director, provided that this provision shall not eliminate or limit the liability of any director: (1) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for the types of liability set for in
Section 14-2-832 of the Georgia Business Corporation Code; or (4) for any transaction from which the director received an improper personal benefit. If the Georgia Business Corporation Code is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then, without further corporate action, the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Neither the amendment or repeal of this Article nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of any director of the Corporation existing immediately prior to such amendment, repeal or adoption.

                                  ARTICLE XII.

         The amendments to the Corporation's Articles of Incorporation contained in these Amended and Restated Articles of Incorporation were approved by the Board of Directors of the Corporation on May 1, 2000, and by the shareholders of the Corporation in accordance with Section 14-2-1003 of the Georgia Business Corporation Act on May 17, 2000.



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

         IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by the undersigned duly authorized officer this 17th day of May, 2000.

                                      SYNQUEST, INC.


                                      /s/ John Bartles
                                      John Bartles
                                      Executive Vice President,
                                      Fin. & Adm.



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